SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

January 27, 2004
(Date of earliest event reported)

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19395 (Commission File Number)	94-2951005 (I.R.S. Employer Identification Number)

One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 236-5000

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

99.1	Press Release of Sybase, Inc. issued January 27, 2004

Item 12. Results of Operations and Financial Condition

     (a)  On January 27, 2004, Sybase, Inc. issued a press release announcing its results for the three months ended December 31, 2004 (“Q4 2003 Press Release”), a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference. As part of the Q4 2003 Press Release, Sybase presented certain unaudited financial information, including the following:

(1)	Reconciliation to Pro Forma Condensed Consolidated Statements of Operations for the three months ended December 31, 2003 and 2002, respectively

(2)	Reconciliation to Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 2003 and 2002, respectively

(3)	Condensed Consolidated Balance Sheets as of December 31, 2003 and 2002, respectively

(4)	Condensed Consolidated Statements of Income for the three months and twelve months ended December 31, 2003 and 2002, respectively

(5)	Condensed Consolidated Statements of Income Pro Forma without purchase accounting, cost of restructure, and stock compensation expense for the three months and twelve months ended December 31, 2003 and 2002, respectively

(6)	Consolidated Statement of Operations by Segment for the three months ended December 31, 2003

(7)	Consolidated Statement of Operations by Segment for the twelve months ended December 31, 2003

(8)	Consolidated Statement of Operations by Segment for the three months ended December 31, 2003 Pro Forma without purchase accounting, cost of restructure, and stock compensation expense

(9)	Consolidated Statement of Operations by Segment for the twelve months ended December 31, 2003 Pro Forma without purchase accounting, cost of restructure, and stock compensation expense

(10)	Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001, respectively

     (b)  On the same date, the Company orally disclosed pro forma and GAAP financial guidance for the first quarter and full year 2004 during a webcast and conference call meeting all of the following requirements:

(1)	The information was provided as part of a presentation that was complementary to and occurred within 48 hours of publication of the Q4 2003 Press Release;

(2)	The presentation was broadly accessible to the public by dial-in conference call and webcast;

(3)	The financial and other statistical information contained in the presentation was available on our external website together with information required under Section 244.100 of Regulation G at the time of the conference call and webcast; and

(4)	The presentation was announced by widely disseminated press release that included instructions as to when and how to access the presentation and the location on our website where the information would be available.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: January 29, 2004	By	/S/ TERESA D. CHUH

Name: Teresa D. Chuh
Title: Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Sybase, Inc. issued January 27, 2004